                                                                      EXHBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 30, 1999, is between Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), and General Electric Company, a New York corporation (the "Purchaser").


                                   RECITIALS:
                                   ----------

                  A. Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated September 28, 1999, between the Company and the Purchaser, the Purchaser has agreed to purchase seven hundred sixty-one thousand two hundred fifty (761,250) shares of Series A Convertible Preferred Stock, par value $.001, of the Company (the "Series A Shares")

                  B. It is a condition to the obligations of the Purchaser under the Stock Purchase Agreement that the parties hereto execute this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties agree as follows:

                  1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have meanings assigned to such terms in the Stock Purchase Agreement. The following terms when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "COMMISSION" shall mean the Securities and Exchange
Commission.

                  "COMMON SHARES" shall mean the common shares, par value $.001, of the Company.

                  "CONTINGENT WARRANT AGREEMENT" shall mean the Contingent Warrant Agreement in the form of Exhibit 2.2 attached to the Stock Purchase Agreement.

                  "CONTINGENT WARRANTS" shall mean the warrants issued pursuant to the Contingent Warrant Agreement.

                  "DEMAND REGISTRATION" shall have the meaning provided in
Section 2(a).

                  "PERSON" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  "REGISTRABLE SECURITIES" shall mean (i) any equity securities of the Company issued or issuable upon exercise of the option to convert the Series A Shares issued pursuant to the Stock Purchase Agreement; (ii) any equity securities of the Company issued or issuable

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upon exercise of the Contingent Warrants, (iii) any equity securities of the
Company issued or issuable upon exercise of the Warrant, (iv) any shares of equity securities of the Company held as of the date hereof or acquired hereafter by the Purchaser or any transferee, successor or assign of the Purchaser; and (v) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever the Person has the right to acquire, directly or indirectly, the Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not the acquisition has actually been effected.

                  "REGISTRATION EXPENSES" shall have the meaning provided in
Section 6(a).

                  "RULE 144" shall mean Rule 144 promulgated under the Securities Act.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "THIRD PARTY REGISTRABLE SECURITIES" shall mean securities having registration rights pursuant to the Registration Rights Agreement dated January 2, 1998, entered into in connection with the acquisition by the Company of Ruud Lighting, Inc., and the Registration Rights Agreement dated January 28, 1998, entered into in connection with the acquisition by the Company of Deposition Sciences, Inc.

                  "THIRD PARTY REGISTRATION RIGHTS" shall mean the registration rights granted to the holders of the Third Party Registrable Securities.

                  "WARRANT" shall mean the warrant in the form of Exhibit 1 attached to the Stock Purchase Agreement.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  Other capitalized terms used herein shall have the meaning assigned to them herein.

                  2. DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. Subject to the terms and conditions hereof, if the holders of Registrable Securities representing at least either (i) an aggregate of 30% of the total of all Registrable Securities, or (ii) Registrable Securities having a minimum anticipated aggregate offering price of at least $7,500,000, request registration under the Securities Act of any of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, as provided in Section 2(c), the holders of Registrable Securities request registration under the Securities Act of all or part of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form

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Registrations"), if available, which requests specify the approximate number of
Registrable Securities requested to be registered and the anticipated per share price range for such offering, then within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations."

                  (b) LONG-FORM REGISTRATIONS. The holders of Registrable Securities shall be entitled to request one (1) Long-Form Registration in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations"). A registration shall not count as the one (1) permitted Long-Form Registration until it has become effective, and any Company-paid Long-Form Registration above shall not count as the one (1) permitted Long-Form Registration unless the holders of Registrable Securities are able to register and sell 100% of the Registrable Securities requested to be included in such registration. Notwithstanding the foregoing, the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration, whether or not it has become effective; provided, however, that the Company shall not be required to pay the Registration Expenses of a Long-Form Registration which is withdrawn at the request of the holders of Registrable Securities participating in such offering.

                  (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registration provided pursuant to Section 2(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations, each with a minimum anticipated aggregate offering price of at least $1,500,000 in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the 1934 Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. Except as required by the Third Party Registration Rights, the Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in the registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which, in the opinion of the underwriters, can be sold in an orderly manner within the price range of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 7.

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


                  (e) RESTRICTIONS ON REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included (except to the extent permitted pursuant to Section 2(b) with respect to a Long-Form Registration). The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors of the Company determines in good faith that it is reasonably foreseeable that the Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, that, in such event, the holders of Registrable Securities initially requesting the Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, the Demand Registration shall not count as the one (1) permitted Long-Form Registration hereunder, and the Company shall pay all Registration Expenses in connection with the withdrawn registration.

                  (f) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities initially requesting registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

                  3. PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Subject to the terms and conditions hereof, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of the Company's intention to effect such a registration and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, subject to the Third Party Registration Rights, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in the registration.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting the registration, subject to the Third Party Registration Rights, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in the registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each holder, and (ii) second, other securities requested to be included in such registration.

                  (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

                  (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities (pursuant to Section 2 or pursuant to this Section 3), and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of the previous registration.

                  4. HOLDBACK AGREEMENTS.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period or such longer period as required by the underwriters managing the registered public offering beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration in which Registrable Securities are included (except for sales of such securities as part of such underwritten registered offering and as otherwise permitted under Rule 144(k)), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period or such longer period as required by the underwriters managing the registered public offering beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities

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during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  5. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause the registration statement to become effective and remain effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold, or (ii) 180 days from the effective date of the registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by the registration statement copies of all such documents proposed to be filed, including documents that are to be incorporated by reference into the registration statement, amendment or supplement, which documents shall be subject to the review of such counsel, and which proposed registration statement or amendment or supplement thereto shall not be filed by the Company if the holders of a majority of the Registrable Securities covered by the registration statement, amendment or supplement reasonably object to such filing;

                  (b) Prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for the period referred to in Section 5(a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement;

                  (c) Furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder;

                  (d) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any holder thereof reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder;

                  (e) Notify each holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement

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or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) Promptly notify the holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such Persons) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such document; (ii) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;
(iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

                  (g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, endeavor to secure designation of all such Registrable Securities covered by the registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (h) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (i) Enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (j) Make available for inspection by any holder of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with the registration statement;

                  (k) Otherwise endeavor to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of

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the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (l) Permit any holder of Registrable Securities to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of the holder and its counsel should be included;

                  (m) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                  (n) Use its best efforts to cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Registrable Securities;

                  (o) Cooperate with the selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters;

                  (p) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement; and

                  (q) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling holders of such Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters or their counsel, (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and by the

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underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  6. REGISTRATION EXPENSES.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one (1) counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of the holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

                  7. INDEMNIFICATION.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its affiliates and their respective officers, directors, employees and agents, as the case may be, and each Person who controls the holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein as provided in Section 7(b) below. In connection with an underwritten offering, the Company shall indemnify the underwriters, their officers, directors and partners, as the case may be, and each Person who controls the underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

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                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the holder; provided that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest between the indemnified and the indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than One (1) counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the party in the event the Company's indemnification is unavailable for any reason.

                  8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless the Person (a) agrees to sell the Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the holder and the holder's intended method of distribution.

                  9. REPORTS UNDER THE SECURITIES LAWS. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by the Company;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it is subject to the registration requirements; and

                  (c) Furnish to any the holder so long as the holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any holder in availing itself of any rule or regulation of the Commission permitting the selling of any the securities without registration.

                  10. CERTAIN LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to the holder of registration rights unless the agreement:

                  (a) Includes as a term the equivalent of Section 4 of this Agreement;

                  (b) Includes a provision that, in the case of a Demand Registration, protects the holders of Registrable Securities if marketing factors require a limitation on the number of securities to be included in an underwriting in the manner contemplated by Sections 2(d), 3(c) and 3(d) of this Agreement;

                  (c) Is otherwise not inconsistent with the rights granted to the holders of Registrable Securities in this Agreement; and

                  (d) Is approved by the holders of a majority of the Registrable Securities then outstanding.

                  11. TRANSFER OF REGISTRATION RIGHTS. Provided that the Company is given written notice by the holder of Registrable Securities at the time of any transfer of Registrable Securities by such holder stating the name and address of the transferee of such Registrable Securities and identifying the securities with respect to which the rights under this Agreement are being assigned, the rights of the holder of Registrable Securities under this Agreement may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations.

                  12. MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities (excluding all Registrable Securities held by the Company). The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities who consents in writing to be bound by this Agreement.

                  (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (h) DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent by reputable express courier service (charges prepaid) or sent by certified or registered mail, return receipt requested and postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail. Such notices, demands and other communications shall be sent to the parties hereto at the addresses indicated below or, with respect to subsequent holders of Registrable Securities, at the addresses of such holders set forth in the books and records of the Company:

         if to the Company:

                           Advanced Lighting Technologies, Inc.
                           32000 Aurora Road
                           Solon, Ohio 44139
                           Attention:  President

                  with a copy to:

                           Cowden, Humphrey & Sarlson Co., L.P.A.
                           1414 Terminal Tower
                           Cleveland, Ohio 44113
                           Attention:  James S. Hogg, Esq.
                           Facsimile: (216) 241-2881

         if to the Purchaser:

                           GE Lighting
                           1975 Noble Rd.
                           Cleveland, OH 44112
                           Attention: President and Chief
                                      Executive Officer
                            Facsimile: (216) 266-8699
                  with a copy to:

                           GE Lighting
                           1975 Noble Rd.
                           Cleveland, OH 44112
                           Attention: General Counsel
                           Facsimile: (216) 266-3856

or to such other address as it appears in the records of the Company (unless otherwise indicated by such holder) or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                ADVANCED LIGHTING TECHNOLOGIES, INC.


                                By: /s/ Wayne R. Hellman
                                   ------------------------------------------
                                   Name: Wayne R. Hellman
                                        -------------------------------------
                                   Title: Chairman and Chief Executive Officer
                                        -------------------------------------


                                GENERAL ELECTRIC COMPANY


                                By: /s/ Mike S. Zafirovski
                                   ------------------------------------------
                                   Name: Mike S. Zafirovski
                                        -------------------------------------
                                   Title: President and CEO, GE Lighting
                                        -------------------------------------



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